Exhibit 99.1

Dr. Robert Langer, Co-Founder of Moderna, Joins Scientific Advisory Board of Klotho Neurosciences, Inc. (KLTO)

Renowned Biotech Leader to Contribute Expertise in Neuroscience and Therapeutics Development

NEW YORK, Sept. 30, 2024 (GLOBE NEWSWIRE) -- Klotho Neurosciences, Inc. (NASDAQ: KLTO), a cutting-edge biotechnology company focused on developing innovative therapies for neurodegenerative diseases and promoting healthy longevity, is proud to announce that Dr. Robert Langer, co-founder of Moderna, has joined its Scientific Advisory Board. In addition to lending his world-class scientific expertise to guide the company’s strategic direction, this also signals Dr. Langer’s strong belief in the company’s mission and potential.

Dr. Langer is a world-renowned scientist, entrepreneur, and biotechnology pioneer. His groundbreaking work in drug delivery systems and tissue engineering has earned him numerous awards and recognition, including the prestigious National Medal of Science and the Charles Stark Draper Prize. As a co-founder of Moderna, Dr. Langer played a pivotal role in revolutionizing the biotech industry with the development of mRNA-based therapeutics, including the COVID-19 vaccine. He is a Professor at the Massachusetts Institute of Technology (MIT) and a faculty member of the Harvard–MIT Program in Health Sciences and Technology.

Klotho Neurosciences is working on the development of novel therapies aimed at addressing major unmet medical needs in neurodegenerative disorders, including ALS, Alzheimer’s and Parkinson’s disease. The company’s platform leverages groundbreaking research surrounding the Klotho protein, a powerful anti-aging factor that has shown significant neuroprotective potential in preclinical models. Patents covering the company’s secreted form of Klotho, s-KL, have been issued in the USA, Europe, Hong Kong and China.

“We are thrilled to welcome Dr. Langer to our Scientific Advisory Board,” commented Dr. Joseph Sinkule, the Chairman and CEO of Klotho Neurosciences. “His vast experience in translational medicine, biotechnology, and therapeutic innovation will be invaluable as we advance our pipeline and explore new approaches to treating devastating neurodegenerative diseases. I would also like to note that I was privileged to have worked with Bob Langer some years ago when I co-authored a scientific paper with him.”

Dr. Langer expressing his enthusiasm for joining Klotho Neurosciences commented, “I am excited to collaborate with the team at Klotho Neurosciences as they explore the therapeutic potential of the Klotho protein in combating neurodegenerative conditions. The company is working on something incredibly promising, and I’m eager to support their efforts.”

As a member of the Scientific Advisory Board, Dr. Langer will provide guidance on the scientific and clinical development of the company’s product candidates. Klotho Neurosciences is positioning itself at the forefront of the biotech sector’s efforts to address one of the most pressing challenges of modern medicine, which is the treatment of neurodegenerative diseases. Dr. Langer’s involvement represents a significant milestone for the company as it moves forward in its mission to develop life-changing therapies for patients worldwide based on its patented s-KL technology platform.

About Klotho Neurosciences, Inc.

Klotho Neurosciences, Inc. (NASDAQ: KLTO), a biopharmaceutical company specializing in the development of patented, novel disease-modifying technologies targeting the brain and central nervous system (CNS) that are seen as key developments in treating neurodegenerative and age-related disorders. The Company obtained exclusive worldwide rights to platform technologies and knowhow to develop cutting edge protein, gene and cell therapies to treat age-related pathologies such as ALS, Alzheimer’s and Parkinson’s Disease, multiple sclerosis and rare neurodegenerative diseases. The company’s current portfolio consists of its proprietary gene therapy program using DNA and RNA as therapeutics and diagnostics. Other assets include clinical-stage programs involving antibody biologics targeting cancer and autoimmune diseases, and drug delivery via a needle-free dry powder jet autoinjector called Nanoject. The company is managed by a team of individuals and advisors who are highly experienced in biopharmaceutical product development and commercialization.

For more information, contact:

Eric Boyd

Investor Relations

Email: IR@klothoneuro.com

Website: www.klothoneuro.com

Forward-Looking Statements:

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Without limiting the generality of the foregoing, the forward-looking statements in this press release include descriptions of the Company’s future commercial operations. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, such as the Company’s inability to implement its business plans, identify and realize additional opportunities, or meet or exceed its financial projections and changes in the regulatory or competitive environment in which the Company operates. You should carefully consider the foregoing factors and the other risks and uncertainties described in the documents filed or to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) from time to time, which could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these documents are available on the SEC’s website, www.sec.gov. All information provided herein is as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement, except as required under applicable law.